UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

THE DIXIE GROUP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	Georgia	30720
(Address of principal executive offices)			(Zip Code)

(706)	876-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $3 Par Value	DXYN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement:

As noted below, the Company entered into a new, three year, $75 million revolving credit facility to replace its existing senior credit facility.

Effective February 25, 2025, the Company and its wholly owned subsidiary, TDG Operations, LLC, entered into a new $75 million revolving credit agreement with MidCap Financial IV Trust, as agent, and lenders from time-to-time party thereto (collectively, “MidCap”). At close, proceeds from the credit facility were used to retire the Company’s existing revolving credit facility with Fifth Third Bank National Association (“Fifth Third”), as well as to post cash collateral to Fifth Third for the Company’s ongoing contingent letter of credit obligations issued by Fifth Third and to pay certain debt issuance costs, including fees to MidCap and legal and other expenses directly associated with the financing transaction. The credit agreement is secured by a security interest on all accounts receivable, inventory, and other assets other than certain excluded assets, including a deed to secure debt lien on the Company’s Calhoun and Chatsworth, Georgia facilities. The Company’s borrowing capacity is based on certain percentages of values/sub-limits of the accounts receivable, inventory, and other assets (including the real properties serving as collateral for the loan). The credit agreement is subject to customary terms and conditions and annual administrative and unused line fees with pricing varying based on excess availability. The credit agreement also contains financial covenants requiring the Company to maintain certain minimum EBITDA thresholds and minimum excess availability under certain conditions, as set forth more particularly in the agreement. The agreement maturity date is on February 25, 2028.
Item 1.02 – Termination of a Material Definitive Agreement:

As noted, and effective February 25, 2025, and simultaneous with closing the MidCap agreement, the Company’s existing revolving credit facility with Fifth Third was terminated in accordance with its terms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 03, 2025	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer